                                                                     Exhibit 3.1
                                                                     -----------

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                        WADDELL & REED FINANCIAL, INC.

        Waddell & Reed Financial, Inc., a corporation incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 24, 1981, desiring to amend and restate its Certificate of Incorporation, does hereby certify as follows:
        1. Said Certificate of Incorporation is hereby amended and restated so as to read as follows:

        FIRST:  NAME.
                ----

        The name of the corporation (which is hereinafter referred to as the "Corporation") is:
 -----------

                        WADDELL & REED FINANCIAL, INC.

        SECOND: REGISTERED OFFICE AND AGENT.
                ---------------------------

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, in the City of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware , 19801, in the County of New Castle. The name of the Corporation's registered agent at such address is Corporation Trust Company.

        THIRD:  PURPOSE.
                -------

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: CAPITAL STOCK.
                -------------

        4.1     Authorized Shares.  The total number of shares of all classes of
                -----------------
stock which the Corporation shall have authority to issue shall be two hundred fifty-five million, 255,000,000, of which one hundred fifty million (150,000,000) shares are to be Class A Common Stock, having a par value of one cent ($0.01) each; one hundred million (100,000,000) shares are to be Class B Common Stock, having a par value of one cent ($0.01) each; and five million (5,000,000) shares are to be Preferred Stock, having a par value of one dollar ($1.00) each.

        4.2     Common Stock.
                ------------

                4.2.1 The Common Stock shall be divided into two classes as follows:

                        A Class of one hundred fifty million (150,000,000)
                shares of Common Stock, having a par value of one cent ($.01) each, designated as "Class A Common Stock".

                        A Class of one hundred million (100,000,000) shares of
                Common Stock, having a par value of one cent ($.01) each, designated as "Class B Common Stock".

                4.2.2  As used herein, the term "Common Stock" used without
                                                ------------
     reference to the Class A Common Stock or the Class B Common Stock means the Class A Common Stock and Class B Common Stock, share-for-share alike and without distinction, except as otherwise set forth herein or as the context otherwise requires.

               4.2.3 The holder of each outstanding share of Class A Common Stock shall be entitled to one vote in person or by proxy for each share on all matters upon which the stockholders of the Corporation are entitled to vote. The holder of each outstanding share of Class B Common Stock shall be entitled to five votes in person or by proxy for each share on all matters upon which stockholders of the Corporation are entitled to vote. Notwithstanding any other provision of this Certificate of Incorporation, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock that would not adversely affect the rights of Class A Common Stock and holders of Class B Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences or special rights of Class A Common Stock that would not adversely affect the rights of Class B Common Stock. Except as may be otherwise required by law or this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation. Reference to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled.

               4.2.4 Authority is hereby expressly granted to the Board of Directors or any duly authorized committee thereof from time to time to issue any authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine.

               4.2.5 At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

               4.2.6 At every meeting of stockholders, the holders of Class A Common Stock, and the holders of Class B Common Stock shall vote together as a class, and their votes shall be counted and totaled together; and at any meeting of stockholders duly called and held at which a quorum (determined in accordance with the provisions of Section 4.2.5) is present,
     (i) in all matters other than the election of directors, a majority of the votes which could be cast at such meeting upon a given question and (ii) in the case of the election of directors, a plurality of the votes which could be cast at such meeting upon such election, by such holders who are present in person or by proxy, shall be necessary, in addition to any vote or other action that may be expressly required by the provisions of this Certificate of Incorporation, the Bylaws of the Corporation, or by the law of the State of Delaware, to decide such question or election, and shall decide such question or election if no such additional vote or other action is so required.

                4.2.7 Effective as of the Trigger Date, and subject to the rights of any holders of Preferred Stock to elect directors as provided in this Certificate of Incorporation, stockholder action can be taken only at an annual or special meeting of stockholders and stockholder action may not be taken by written consent in lieu of a meeting.

                4.2.8  As used herein, the term "Trigger Date" means the date
                                                ------------
     Torchmark Corporation owns a beneficial interest of less than a majority of the outstanding voting power of the outstanding shares of Common Stock.

                4.2.9 For purposes of this Certificate of Incorporation, the terms "Corporation" and "Torchmark Corporation" include their respective
            -----------       ---------------------
     subsidiaries and other entities in which they respectively beneficially own, directly or indirectly, 50% or more of the outstanding voting securities or interests (except that "Torchmark Corporation" does not
                                           ---------------------
     include the Corporation and its subsidiaries and such other entities) and, in the case of Torchmark Corporation, all successors to Torchmark Corporation by way of merger, consolidation, or sale of all or substantially all its assets.

                4.2.10 Each share of common stock of the Corporation outstanding immediately prior to the creation of the classes of stock created by this Article Fourth ("Old Common Stock"), which creation shall be deemed to be the time when this Article Fourth shall become effective, shall upon such creation be changed and reclassified into the following:
     (a) the 188.197 shares of Old Common Stock held by Torchmark Corporation shall become 7,960,700 shares of Class A Common Stock, and (b) the 811.803 shares of Old Common Stock held by Liberty National Life Insurance Company shall become 14,300 shares of Class A Common Stock and 34,325,000 shares of Class B Common Stock. Each certificate representing shares of Old Common Stock shall thereafter represent such number of shares of Class A Common Stock and Class B Common Stock set forth in the immediately preceding sentence, and the Corporation shall issue to, or upon the order of, Torchmark Corporation or Liberty National Life Insurance Company new certificates representing said shares.

        4.3     Preferred Stock.
                ---------------

                4.3.1 Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

                (a) the distinctive designation of, and the number of shares comprising, such series, which number may be (except where otherwise provided by the Board of Directors in creating such series) increased or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                (b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

                (c) whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices, and other terms and conditions of such redemption;

                (d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

                (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

                (g) the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

                (h) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

                4.3.2 All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.

                4.3.3 Except as otherwise required by law or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote; and the holders of Preferred Stock shall have no voting power whatsoever. Except as otherwise provided in such a resolution or resolutions, the number of authorized shares of the Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote.

        4.4     Dividends.  Whenever dividends upon the Preferred Stock are at
                ---------
the time outstanding and the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock or otherwise; and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock. In the case of dividends or other distributions payable in Common Stock only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be distributed proportionally with respect to each outstanding share of Class A Common Stock and Class B Common Stock. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

        4.5     Liquidation.  In the event of any liquidation, dissolution, or
                -----------
winding up of the Corporation or upon the distribution of the assets of the Corporation remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, the remaining assets of the Corporation shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation or a distribution of its assets.

        4.6     Amendment of Certificate of Incorporation.  Except as otherwise
                -----------------------------------------
provided by law or by this Certificate of Incorporation, and subject to any rights of the holders of Preferred Stock, the provision of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the voting power of the shares of the Class A Common Stock and the Class B Common Stock entitled to vote, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation that would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained. Notwithstanding the foregoing, any increase in the authorized number of shares of any class or classes of stock of the Corporation shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

        FIFTH:  DIRECTORS.
                ---------

        5.1     Staggered Board.  The Board of Directors shall consist of not
                ---------------
less than seven nor more than 15 persons. Subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, initially of four Class I directors, four Class II directors and two Class III directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the Board of Directors then in office, even if less than a quorum or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Fifth unless expressly provided by such terms.

        5.2     Election.  No holder of Common Stock shall have the right to
                --------
exercise cumulative voting rights. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

        5.3     Removal.  Subject to the rights of holders of Preferred Stock to
                -------
elect directors under specified circumstances, effective as of the Trigger Date, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, that prior to the Trigger Date, directors may be removed, without cause, with the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

        SIXTH:  BYLAWS.
                ------

        The Board of Directors is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors.

        SEVENTH: PREEMPTIVE RIGHTS.
                 -----------------

        No holder of Preferred Stock or Common Stock of the Corporation shall have any preemptive right as such holder (other than such right, if any, as the Board of Directors in its discretion may by resolution determine pursuant to this Article Seventh) to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now, or shall hereafter be, authorized, unissued or issued and thereafter acquired by the Corporation.

        EIGHTH:

        8.1     Elimination of Certain Liability of Directors.
                ---------------------------------------------

        The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8.1 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        8.2     Indemnification and Insurance.
                -----------------------------

                8.2.1  Right to Indemnification.  Each person who was or is made
                       ------------------------
     a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he
                                   ----------
     or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                8.2.2  Right of Claimant to Bring Suit.  If a claim under
                       -------------------------------
     Section 8.2.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                8.2.3  Non-Exclusivity of Rights.  The right to indemnification
                       -------------------------
     and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                8.2.4  Insurance.  The Corporation may maintain insurance, at
                       ---------
     its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        NINTH:

        9.1     Conduct of Certain Affairs of the Corporation.
                ---------------------------------------------

                9.1.1 In anticipation that the Corporation will cease to be an indirect, wholly-owned subsidiary of Torchmark Corporation, but that Torchmark Corporation will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and Torchmark Corporation may engage in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Torchmark Corporation (including possible service of officers and directors of Torchmark Corporation as officers and directors of the Corporation), the provisions of this Article Ninth are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Torchmark Corporation and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

                9.1.2  Torchmark Corporation shall have no duty to refrain from
     (a) engaging in the same or similar activities or lines of business as the Corporation, (b) doing business with any potential or actual client, customer or supplier of the Corporation, or (c) employing or engaging any officer or employee of the Corporation, and neither Torchmark Corporation nor any officers or directors thereof (except as provided in 9.1.3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Torchmark Corporation. In the event that Torchmark Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Torchmark Corporation and the Corporation, Torchmark Corporation shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Torchmark Corporation pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

                9.1.3 In the event that a director or officer of the Corporation who is also a director or officer of Torchmark Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Torchmark Corporation, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in good faith in accordance with the following policy:

                (a) a corporate opportunity offered to any person who is a director but not an officer of the Corporation and who is also an officer (whether or not a director) of Torchmark Corporation will belong to Torchmark Corporation unless the opportunity is expressly offered to that person primarily in his or her capacity as a director of the Corporation, in which case the opportunity will belong to the Corporation.

                (b) a corporate opportunity offered to any person who is an officer (whether or not a director) of the Corporation and who is also a director but not an officer of Torchmark Corporation will belong to the Corporation, unless the opportunity is expressly offered to that person primarily in his or her capacity as a director of Torchmark Corporation, in which case the opportunity will belong to Torchmark Corporation.

                (c) a corporate opportunity offered to any other person who is either an officer of both the Corporation and Torchmark Corporation or a director of both the Corporation and Torchmark Corporation will belong to Torchmark Corporation or to the Corporation, as the case may be, if the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of Torchmark Corporation or the Corporation, respectively. Otherwise, the opportunity will belong to Torchmark Corporation.

                (d) any corporate opportunity that belongs to Torchmark Corporation or to the Corporation, pursuant to the foregoing policy will not be pursued by the other (or directed by the other to another person or entity) unless and until Torchmark Corporation or the Corporation, as the case may be, determines not to pursue the opportunity. If the party to whom the corporate opportunity belongs does not, however, within a reasonable period of time, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may pursue each opportunity (or direct it to another person or entity).

                (e) a director or officer of the Corporation who acts in accordance with the foregoing policy (i) will be deemed fully to have satisfied his or her fiduciary duties to the Corporation and its stockholders with respect to such corporate opportunity; (ii) will not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the fact that Torchmark Corporation pursues or acquires such opportunity for itself or directs such corporate opportunity to another person or entity or does not communicate information regarding such opportunity to the Corporation; (iii) will be deemed to have acted in good faith and in a manner he or she reasonably believes to be in the best interests of the Corporation; and (iv) will be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom.

                9.1.4  As used herein, the term "Corporate Opportunities"
                                                 -----------------------
     means business opportunities potentially allocable to the Corporation that
     (i) the Corporation is

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

     financially able to undertake; (ii) are, from their nature, in the Corporation's line or lines of business and are of practical advantage to the Corporation, and (iii) are ones in which the Corporation has an interest or reasonable expectancy. "Corporate Opportunities" shall not
                                         -----------------------
     include transactions in which the Corporation or Torchmark Corporation is permitted to participate pursuant to any agreement between the Corporation and Torchmark Corporation that is in effect as of the time any equity security of the Corporation is held of record by any person other than Torchmark Corporation or subsequently entered into with the approval of the disinterested directors.

                9.1.5 For purposes of this Section 9.1, a director of the Corporation who is chairman of the Board of Directors (or a committee thereof) or chief executive officer will not be deemed to be an officer of the Corporation by reason of holding such position, unless such person is a full-time employee of the Corporation.

        9.2     Conflict of Interests Policy.
                ----------------------------

                9.2.1 No contract, agreement, arrangement, or transaction between the Corporation and Torchmark Corporation or any customer or supplier or any entity in which a director of the Corporation has a financial interest (a "Related Entity"), or between the Corporation and one
                            --------------
     or more of the directors or officers of the Corporation, Torchmark Corporation or any Related Entity; any amendment, modification, or termination thereof; or any waiver of any right thereunder will be voidable solely because Torchmark Corporation or such customer or supplier, any Related Entity, or any one or more of the officers or directors of the Corporation, Torchmark Corporation, or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification, termination, or waiver (each, a "Transaction") or
                                                               -----------
     solely because their votes are counted for such purpose, if any of the following four requirements are met:

          (a) the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even if the disinterested directors are less than a quorum;

          (b) the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of voting stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the outstanding voting stock not owned by Torchmark Corporation or such Related Entity, voting together as a single class;

          (c) the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board of directors or the applicable committee thereof or by vote of the holders of a majority of

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

               the voting power of the then outstanding voting stock not owned by Torchmark Corporation or such Related Entity, voting together as a single class; or

          (d) the Transaction is fair to the Corporation as of the time it is approved by the Board of Directors, a committee thereof or the stockholders of the Corporation.

                9.2.2  If the requirements of (a), (b), (c) or (d) of Section
     9.2.1 are met, Torchmark Corporation, the Related Entity, and the directors and officers of the Corporation, Torchmark Corporation, or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person's conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to the Corporation and its stockholders with respect to such transaction.

               9.2.3 Any Transaction authorized, approved, or effected, and each of such guidelines authorized or approved, as described in (a), (b) or
     (c) of Section 9.2.1, will be deemed to be entirely fair to the Corporation and its stockholders, except that, if such authorization or approval shall not be obtained, or such Transaction shall not be so effected, no presumption will arise that such Transaction or guideline is not fair to the Corporation and its stockholders. Torchmark Corporation will not be liable to the Corporation or its stockholders for breach of any fiduciary duty that Torchmark Corporation may have by reason of the fact that Torchmark Corporation takes any action in connection with any transaction between Torchmark Corporation and the Corporation.

        9.3 Any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to this Article Ninth.

        9.4 Before the Trigger Date, the affirmative vote of the holders of more than 80% of the outstanding voting stock, voting together as a single class, will be required to alter, amend, or repeal the corporate opportunity provisions contained in Section 9.1 or the conflict of interest policies contained in Section 9.2 in a manner adverse to the interests of Torchmark Corporation. After the Trigger Date this Article Ninth will terminate.

        2. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242, of the General Corporation Law of the State of Delaware and has been duly adopted in accordance with the provisions of the Certificate of Incorporation of the Corporation heretofore amended.

        3. This Amended and Restated Certificate of Incorporation shall become effective at the time it is filed in the office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this instrument to be signed in its name by its Chairman and attested by its Secretary.

                                  WADDELL & REED FINANCIAL, INC.

                                  By:_______________________________
                                  Name:

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


                                  Title:  Chairman of the Board


ATTESTED:

By:_______________________________

Name:

Title:  Secretary

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